DEPARTMENT OF VETERANS AFFAIRS
Veterans Health Administration
Washington DC 20420

VIA FEDERAL EXPRESS, FACSIMILE, AND E-MAIL

FEB 05 2009

In Reply Refer To: 023

Gary A. Reys
President and CEO
CellCyte Genetics Corporation
P.O. Box 493
Kirkland, WA 98083

and

1725 220th Street SE, Suite 103
Bothell, WA 98021

RE: Termination of VA-CellCyte Exclusive License Agreement

Dear Mr. Reys,

This correspondence follows the letter dated October 10, 2008, from Amy Centanni, Director, Technology Transfer Program, Department of Veterans Affairs (VA), to your attention that provided notice of VA's intent to terminate the license agreement entitled, "Department of Veterans Affairs, Patent Sole Ownership, Exclusive License Agreement," executed on October 5, 2005, by VA and CellCyte Genetics Corporation (CCG) (the "Agreement"). As CCG has not provided any reason, let alone shown good cause, why the Agreement should not be terminated in the time since the VA notified CCG of its intent to terminate the Agreement (see Agreement Section 11.03), pursuant to Section 11.02 of the Agreement, VA hereby terminates the Agreement with immediate effect.

In view of CCG's: inability for whatever reason to comply with its contractual obligations under the now-terminated Agreement; failure to provide any explanation for its manifest failures; and the October 9, 2008, threat to sue the VA, please ensure that any and all future correspondence related to the Agreement is directed to:

Department of Veterans Affairs (023)
Office of General Counsel
ATTENTION: Renee Szybala, Associate General Counsel
810 Vermont Avenue, NW
Washington, DC 20420
Tel: 202-461-7644
Email: renee.szybala@va.gov

Sincerely,

Amy Centanni

Amy Centanni
Director, Technology Transfer Program (12TT)